ARTICLES SUPPLEMENTARY

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                        LORD ABBETT RESEARCH FUND, INC.


     LORD ABBETT RESEARCH FUND, INC., a Maryland Corporation (hereinafter, the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation filed its original Articles of Incorporation with the State Department of Assessments and Taxation of Maryland on April 6, 1992 (hereinafter, the "Articles"). The Corporation filed Restated Articles of Incorporation with the State Department of Assessments and Taxation of Maryland on March 18, 1998.

     SECOND: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of capital stock of the Corporation into series under
Article V, Section 1 of the Articles, the Board of Directors hereby creates a new series of stock, the legal name of which shall be the Lord Abbett America's Value Fund.

     THIRD: Pursuant to the authority of the Board of Directors to classify and reclassify a series of shares of capital stock into one or more classes of stock of such series, the Board of Directors hereby: (i) classifies and reclassifies 50,000,000 authorized but unissued and unclassified shares of the Corporation as Class A shares of the Lord Abbett America's Value Fund series; (ii) classifies and reclassifies 30,000,000 authorized but unissued and unclassified shares of the Corporation as Class B shares of the Lord Abbett America's Value Fund series; (iii) classifies and reclassifies 20,000,000 authorized but unissued and unclassified shares of the Corporation as Class C shares of the Lord Abbett America's Value Fund series; (iv) classifies and reclassifies 20,000,000 authorized but unissued and unclassified shares of the Corporation as Class P shares of the Lord Abbett America's Value Fund series; and (v) classifies and reclassifies 30,000,000 authorized but unissued and unclassified shares of the Corporation as Class Y shares of the Lord Abbett America's Value Fund series.

     FOURTH: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of stock of the Corporation hereby classified or reclassified as specified in the foregoing amendments shall be invested in the same investment portfolios of the Corporation as the other classes of their respective series and shall have the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

     FIFTH: A majority of the entire Board of Directors of the Corporation on December 12, 2001 duly adopted resolutions approving the foregoing amendments to the Articles.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on December 13, 2001.


                                               By  /s/ PAUL A. HILSTAD
                                                       Paul A. Hilstad
                                                       Vice President



ATTEST:
/s/  CHRISTINA T. SIMMONS
Christina T. Simmons
Assistant Secretary


     THE UNDERSIGNED, Vice President of LORD ABBETT RESEARCH FUND, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his/her knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


                                                          /s/ PAUL A. HILSTAD
                                                              Paul A Hilstad
                                                              Vice President